UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2025
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01	REGULATION FD DISCLOSURE

As disclosed in Sleep Number Corporation's Form 8-K dated November 5, 2025, the Company secured an amendment and extension of its credit agreement through 2027. A copy of this updated agreement (the Twelfth Amendment to the Amended and Restated Credit and Security Agreement dated February 14, 2018), was filed as Exhibit 10.1 to the Company's Form 10-Q on November 5, 2025.

As stated in the Company's most recent earnings call, the updated agreement aligns with and provides the financial flexibility for the Company's planned turnaround, demonstrating lender confidence in the Company's strategy and management team. In order to address questions it has received from investors, the Company is filing this report to provide additional context and clarity on the terms of the updated agreement regarding covenant compliance and the definition of “Consolidated EBITDA.”

•Increased covenant levels: the leverage ratio thresholds for the next several quarters were increased to align with the Company's turnaround plan. The permissible maximum Net Leverage Ratios (as defined in the Twelfth Amendment) are (a) 5.25 to 1.00 for the quarterly reporting period ended September 27, 2025, (b) 4.50 to 1.00 for the quarterly reporting period ending January 3, 2026, (c) 4.75 to 1.00 for the quarterly reporting period ending April 4, 2026, (d) 4.80 to 1.00 for the quarterly reporting period ending July 4, 2026, and (e) 4.00 to 1.00 for each quarterly reporting period thereafter.
•Expanded addbacks: the definition of Consolidated EBITDA (as defined in the Twelfth Amendment) used to calculate the Net Leverage Ratio now includes addbacks for pro forma adjustments for cost actions implemented but not yet fully realized in the trailing twelve month results of operations that are approved by the administrative agent under the credit agreement. This definition reflects standard practices and aligns lender and Company interests as cost-reduction initiatives are executed. The addback for restructuring and other non-recurring items is unchanged.

Together, the increased covenant levels and the expanded addbacks support the Company's stated expectation that with its turnaround plan and anticipated outcomes, it expects to be in compliance with its new covenants, including in the fourth quarter of 2025. This clarification does not modify any previously disclosed terms of the Twelfth Amendment.

As stated on its most recent earnings call, the Company expects full year 2025 adjusted EBITDA of approximately $70 million. Consolidated EBITDA in the credit agreement begins with reported adjusted EBITDA but, as noted above, includes additional permitted addbacks. The Company expects to implement approximately $40 million of structural changes, the majority of which has already been executed; the Company expects this will result in Consolidated EBITDA of approximately $110 million, supporting its covenant compliance. Looking ahead, with the 2025 exit rate of profitability and the impact of these cost savings efforts, the Company anticipates stabilizing and modestly increasing marketing investments in 2026. This stabilization, combined with marketing efficiency gains already being realized, is expected to support new product initiatives, marketing efforts to attract a broader set of consumers, and build on demand from repeat buyers. The Company reiterates its belief that these actions, together with expanded distribution opportunities and continued cost discipline, will enable it to restart growth, ensuring it can continue to maintain compliance with revised covenants, and generate meaningful free cash flow in 2026.

Forward-looking Statements

Statements used in this Form 8-K relating to future plans, events, financial results or performance, such as the statements that: the Company’s updated agreement aligns with and provides financial flexibility for the Company's planned turnaround, demonstrating lender confidence in the Company's strategy and management team; the updated agreement aligns lender and Company interests as cost-reduction initiatives are executed; the updated agreement's increased covenant levels and expanded addbacks support the Company's stated expectation that with its turnaround plan and anticipated outcomes, it expects to be in compliance with its new covenants, including in the fourth quarter of 2025; the Company has certain expectations for full year 2025 adjusted EBITDA and 2025 exit rate of profitability; the Company anticipates stabilizing and modestly increasing marketing investments in 2026, to support new product initiatives, attract a broader set of consumers, and build on demand from repeat buyers; and the Company's belief that its actions, together with expanded distribution opportunities and continued cost discipline, will enable it to restart growth, ensuring it can continue to maintain compliance with revised covenants, and generate meaningful free cash in 2026 are forward-looking statements subject to certain risks and uncertainties which could cause the Company’s results to differ materially. The most important risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in Item 1A of the Company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement.

The Company defines earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) as net income (loss) plus: income tax expense (benefit), interest expense, depreciation and amortization, stock-based compensation, restructuring costs, other non-recurring items, and asset impairments. Management believes adjusted EBITDA is a useful indicator of the Company's financial performance and its ability to generate cash from operating activities. The Company's definition of adjusted EBITDA may not be comparable to similarly titled definitions used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: November 10, 2025	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer